Exhibit 99.1

Heritage Commerce Corp Reports Second Quarter Profits Increase

San Jose, CA - August 8, 2005 —Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported improving efficiencies and expanding net interest margin contributed to strong growth in second quarter and year-to-date earnings. For the second quarter ended June 30, 2005, net income was $3.3 million, or $0.27 per diluted share, compared to $769,000, or $0.06 per diluted share, for the second quarter of 2004. For the first half of 2005, net income rose 119% to $6.0 million, or $0.49 per diluted share, compared to $2.7 million, or $0.23 per diluted share in the first half of 2004. Results for the second quarter of 2004 included non-recurring operating expenses of $2.1 million pre-tax, or $1.39 million after tax, or $.12 per share.

“Improvement in profitability this quarter is a direct result of our focus on cost control and improved net interest margins,” said Walt Kaczmarek, President and CEO. “In every department, we have worked to streamline our operations and improve efficiency. The results of these efforts are clearly demonstrated in our second quarter numbers, particularly when compared to the first quarter of 2005, which provides a more relevant comparison for the income statement due to the non-recurring expenses in the second quarter a year ago.”

Financial Highlights:

•	Net interest margin increased to 4.53%, up 44 basis points from 2Q04 and up 11 basis points from 1Q05.
•	Net interest income increased to $11.7 million, an 18% increase from 2Q04 and up 4% from 1Q05.
•	Return on average assets was 1.19% compared to 0.29% a year ago and 0.96% in 1Q05.
•	Return on average equity was 12.91% compared to 3.35% a year ago and 10.67% in 1Q05.
•	The efficiency ratio improved to 62.22% from 86.34% in 2Q04 and 68.65% in 1Q05.
•	Diluted earnings per share of $0.27 were up 350% from 2Q04 and 23% from 1Q05.

Operating Results

Net interest income increased 18%, to $11.7 million for the second quarter of 2005 from $9.9 million for the second quarter 2004. Net interest income increased 4% compared to the immediate prior quarter. Year-to-date, net interest income rose 19% to $22.9 million from $19.3 million in the first half of 2004. The improvement in net interest income was the result of increases in the volume of average earning assets, up 6% over the second quarter of 2004 and 11% year-to-date, as well as increases in key market interest rates.

Loan origination cost amortization of $351,000 and $669,000 in the condensed consolidated income statements for the three months and six months ended June 30, 2004, was reclassified from noninterest expense to interest income on loans to conform to the 2005 presentation. The reclassification had no effect on income before income taxes or net income in the 2004 periods. This reclassification is also reflected in the condensed consolidated income statements for the three months ended March 31, 2005. This change reduced both the net interest margin and noninterest expense.

Loan orgination fees of $244,000 and $490,000 in the condensed consolidated income statements for the three months and six months ended June 30, 2004, was reclassified from interest income on loans to noninterest income to confrom to the 2005 presentataion. The reclassification had no effect on income before income taxes or net income in the 2004 periods. This reclassification is also reflected in the condensed consolidated income statements for the three months ended March 31, 2005. This change reduced both the net interest margin and noninterest expense.

Servicing rights amortization of $186,000 and $387,000 in the condensed consolidated income statements for the three and six months ended June 30, 2004, respectively, was reclassified from interest income to noninterest income to conform to the 2005 presentation. The reclassification had no effect on income before taxes or net income in the 2004 periods. This reclassification is also reflected in the condensed consolidated income statement for the three months ended March 31, 2005. This change reduced noninterest income and increased net interest income and the net interest margin.

The Company’s second quarter net interest margin was 4.53%, compared with 4.42% for the last quarter and 4.09% for the year ago quarter. For the six months of 2005, net interest income improved to 4.47% from 4.14% in the first six months of 2004.

Second quarter noninterest income was $2.59 million, down 1% when compared to $2.61 million for the second quarter of 2004, and up 12% when compared to $2.30 million for the first quarter of 2005. Small Business Administration (SBA) lending activity, which generated increased servicing fees and gains from the sale of loans helped offset lower deposit fee income, no gains on sales of securities, and the elimination of mortgage brokerage fees. In addition, a $299,000 one time gain on the sale of leased equipment was recognized in the second quarter. In June 2004, the Company closed its residential mortgage department.

Second quarter operating expenses improved 18% to $8.9 million compared to $10.8 million in the second quarter of 2004 and dropped 5% compared to first quarter of 2005. In the first six months of 2005, operating expenses declined 7% to $18.2 million from $19.5 million in the first six months a year ago. Compensation expense declined 3% from the first quarter to the second quarter, and dropped 13% compared to the second quarter a year ago. Compensation expense declined 5% year-to-date compared to the first six months of 2004, reflecting the severance paid for the elimination of eleven full time positions and the resignation of the former CEO in 2004.

The efficiency ratio improved to 62.22% in the second quarter of 2005 compared to 68.65% in the first quarter of 2005 and 86.34% in the second quarter of 2004. The efficiency ratio for the first six months of 2005 improved to 65.35% from 78.99% a year ago. The annualized returns on average assets and average equity for the second quarter were 1.19% and 12.91%, respectively, compared to returns of 0.29% and 3.35%, respectively, for the second quarter ended June 30, 2004.

“The second quarter was a continuation of our focus on internal systems, procedures and processes, with cost control the most immediate priority,” said Kaczmarek. “During the remainder of the year, we will continue working to improve efficiencies and will increase our focus on loan and deposit growth.”

Balance Sheet, Capital Management and Credit Quality

At June 30, 2005, total assets increased 1% to $1.10 billion from $1.09 billion at June 30, 2004. Total deposits declined 1% to $909 million at June 30, 2005 from $919 million at June 30, 2004.

Total loans increased 1% to $714 million at June 30, 2005, compared to $703 million at June 30, 2004. Growth in construction and land loans, which totaled $130 million and increased 17%, more than offset a small drop in real estate mortgage loans and commercial loans. Construction and land loans accounted for 18% of the portfolio, with real estate mortgage loans and commercial loans each representing 41% of loans at June 30, 2005. A year ago, construction and land loans were 16%, real estate mortgage loans were 41% and commercial loans were 42% of the total loan portfolio. Real estate mortgage loans, primarily loans secured by the first mortgages on commercial property, totaled $289 million at June 30, 2005, a 1% decrease from the same period in 2004. Commercial loans were $292 million at June 30, 2005, a 2% decrease over the same period in 2004.

“Although nonperforming assets (NPA) as a percent of total assets were up modestly at quarter end, asset quality remains solid relative to our targets,” Kaczmarek noted. NPAs at June 30, 2005, were $5.6 million, or 0.51% of total assets, compared to $3.7 million, or 0.32% of total assets, at March 31, 2005, and $2.6 million, or 0.24% of total assets, at June 30, 2004. The allowance for loan losses at June 30, 2005, was $11.4 million, or 1.60% of total loans, and represents 206% of nonperforming loans. The allowance for loan losses at March 31, 2005, was $11.2 million, or 1.54% of loans, and represented 301% of nonperforming loans. The allowance for loan losses at June 30, 2004, was $12.6 million, or 1.80% of loans, and represented 480% of nonperforming loans. Net charge-offs in the second quarter of 2005 were $207,000, or 0.12% of average loans, compared to $1,661,000, or 0.93% of average loans at March 31, 2005, and $63,000, or 0.04% of average loans, in the second quarter of 2004.

Shareholders’ equity increased 15% to $104 million, or $8.87 book value per share, at June 30, 2005, compared to $90 million, or $7.79 book value per share, a year earlier. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company’s leverage ratio at June 30, 2005, was 11.25%, compared to 10.60% at June 30, 2004.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and two offices in Los Altos. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender with offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Los Angeles, Irvine and Pittsburg, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

	3-Month Period Ended:			Percent Change From:		6-Month Period Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000's, unaudited)	2005	2005	2004 (1)	2005	2004	2005	2004 (1)	Change
Interest Income	$15,347	$14,452	$12,208	6%	26%	$29,799	$23,752	25%
Interest Expense	3,668	3,196	2,298	15%	60%	6,864	4,487	53%
Net Interest Income	11,679	11,256	9,910	4%	18%	22,935	19,265	19%
Provision for Loan Losses	394	413	575	-5%	-31%	807	1,138	-29%
Net Interest income after Loan Loss Provision	11,285	10,843	9,335	4%	21%	22,128	18,127	22%
Noninterest Income:
Gain on Sale of Loans	698	760	639	-8%	9%	1,458	1,366	7%
Servicing Income	466	392	375	19%	24%	858	679	26%
Service Charges and Other Fees on Deposit Accounts	395	393	497	1%	-21%	788	970	-19%
Gain on sale of leased equipment	299	-	-	N/A	N/A	299	-	N/A
Appreciation of Corporate Owned Life Insurance	290	266	234	9%	24%	556	562	-1%
Equipment Leasing	52	79	245	-34%	-79%	131	490	-73%
Gain on Sale of Securities Available-For-Sale	-	-	264	NA	-100%	-	476	-100%
Mortgage Brokerage Fees	-	-	30	NA	-100%	-	149	-100%
Other	390	414	323	-6%	21%	805	679	19%
Total Noninterest Income	2,590	2,304	2,607	12%	-1%	4,895	5,371	-9%

Noninterest Expense:
Salaries & Employee Benefits	4,760	4,905	5,456	-3%	-13%	9,665	10,176	-5%
Occupancy & Equipment	1,045	1,050	1,127	0%	-7%	2,095	2,406	-13%
Other	3,073	3,354	4,224	-8%	-27%	6,427	6,877	-7%
Total Noninterest Expense	8,878	9,309	10,807	-5%	-18%	18,187	19,459	-7%
Income Before Taxes	4,997	3,838	1,135	30%	340%	8,836	4,039	119%
Provision for Income Taxes	1,657	1,184	366	40%	353%	2,842	1,299	119%
Net Income	$3,340	$2,654	$769	26%	334%	$5,994	$2,740	119%

PER SHARE DATA
(unaudited)
Basic Earnings Per Share	$0.28	$0.23	$0.07	22%	300%	$0.51	$0.24	113%
Diluted Earnings Per Share	$0.27	$0.22	$0.06	23%	350%	$0.49	$0.23	113%
Weighted Average Basic Shares Outstanding	11,826,778	11,753,371	11,543,552	1%	2%	11,798,730	11,463,679	3%
Weighted Average Diluted Shares Outstanding	12,185,585	12,113,125	11,954,572	1%	2%	12,157,862	11,909,063	2%
Common Shares Outstanding	11,741,309	11,839,426	11,596,491	-1%	1%	11,741,309	11,596,491	1%
Book Value Per Share	$8.87	$8.60	$7.79	3%	14%	$8.87	$7.79	14%
Tangible Book Value Per Share	$8.87	$8.60	$7.79	3%	14%	$8.87	$7.79	14%

KEY FINANCIAL RATIOS
(unaudited)
Return on Average Equity Annualized	12.91%	10.67%	3.35%	21%	285%	11.81%	6.01%	96%
Return on Average Assets Annualized	1.19%	0.96%	0.29%	24%	310%	1.08%	0.54%	100%
Net Interest Margin	4.53%	4.42%	4.09%	2%	11%	4.47%	4.14%	8%
Efficiency Ratio	62.22%	68.65%	86.34%	-9%	-28%	65.35%	78.99%	-17%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,123,575	$1,121,712	$1,070,735	0%	5%	$1,122,321	$1,025,531	9%
Average Earning Assets	$1,035,083	$1,033,170	$975,377	0%	6%	$1,034,131	$935,260	11%
Average Gross Loans & Leases	$720,590	$727,522	$686,621	-1%	5%	$724,037	$671,611	8%
Average Deposits	$928,959	$925,993	$892,206	0%	4%	$927,485	$858,459	8%
Average Demand Deposits - Noninterest Bearing	$257,054	$261,471	$283,460	-2%	-9%	$259,251	$259,076	0%
Average Demand Deposits - Interest Bearing	$671,905	$664,522	$608,746	1%	10%	$668,234	$599,383	11%
Average Interest Bearing Liabilities	$742,785	$738,391	$680,266	1%	9%	$740,600	$661,590	12%
Average Equity	$103,745	$100,922	$92,286	3%	12%	$102,342	$91,655	12%

(1) As restated, see Note 2 in the Company’s Form 10-K for the year ended December 31, 2004.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000's, unaudited)	2005	2005	2004 (1)	2005	2004
ASSETS
Cash and Due from Banks	$34,685	$33,163	$56,404	5%	-39%
Fed Funds Sold	26,300	76,200	13,800	-65%	91%
Investment Securities	226,630	225,082	230,435	1%	-2%
Loans Held For Sale	35,702	33,610	31,916	6%	12%
Loans:
Real Estate-Mortgage	289,471	303,600	290,956	-5%	-1%
Real Estate-Land and Construction	129,708	129,881	111,161	0%	17%
Commercial Loans	291,774	293,488	298,828	-1%	-2%
Consumer Loans	1,945	2,147	1,625	-9%	20%
Gross Loans	712,898	729,116	702,570	-2%	1%
Deferred Loan Costs	793	754	709	5%	12%
Loans, Net of Deferred Costs	713,691	729,870	703,279	-2%	1%
Allowance for Loan Losses	(11,436)	(11,249)	(12,626)	2%	-9%
Net Loans	702,255	718,621	690,653	-2%	2%
Premises & Equipment, Net	2,846	2,993	3,641	-5%	-22%
Accrued Interest Receivable and Other Assets	69,278	65,646	64,184	6%	8%
Total Assets	$1,097,696	$1,155,315	$1,091,033	-5%	1%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$256,859	$274,736	$301,329	-7%	-15%
Demand Deposits-Interest Bearing	129,655	130,039	111,282	0%	17%
Savings/Money Market	322,229	361,060	364,124	-11%	-12%
Time Deposits, Under $100	37,841	37,829	38,293	0%	-1%
Time Deposits, $100 and Over	162,850	158,859	104,141	3%	56%
Total Deposits	909,434	962,523	919,169	-6%	-1%
Other Borrowings	40,700	47,800	39,800	-15%	2%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%	0%
Accrued Interest Payable and Other Liabilities	19,675	19,468	17,971	1%	9%
Total Liabilities	993,511	1,053,493	1,000,642	-6%	-1%

Shareholders' Equity:
Common Stock	66,643	68,919	65,656	-3%	2%
Accumlated Other Comprehensive Income, Net of Taxes	(1,545)	(2,844)	(2,620)	-46%	-41%
Retained Earnings	39,087	35,747	27,355	9%	43%
Total Shareholders' Equity	104,185	101,822	90,391	2%	15%
Total Liabilities & Shareholders' Equity	$1,097,696	$1,155,315	$1,091,033	-5%	1%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$5,016	$3,450	$2,102	45%	139%
Over 90 Days Past Due and Still Accruing	545	287	530	90%	3%
Total Nonperforming Loans	5,561	3,737	2,632	49%	111%
Other Real Estate Owned	-	-	-	N/A	N/A
Total Nonperforming Assets	$5,561	$3,737	$2,632	49%	111%
Net Charge-offs	$207	$1,661	$63	-88%	229%
Net Charge-offs as Percent of Average Loans	0.12%	0.93%	0.04%	-87%	200%
Allowance for Loan Losses to Total Loans	1.60%	1.54%	1.80%	4%	-11%
Allowance for Loan Losses to Nonperforming Loans	205.65%	301.02%	479.71%	-32%	-57%
Nonperforming Assets to Total Assets	0.51%	0.32%	0.24%	59%	113%
Nonperforming Loans to Total Loans	0.78%	0.51%	0.37%	53%	111%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders Equity / Total Assets	9.49%	8.81%	8.28%	8%	15%
Loan to Deposit Ratio	78.48%	75.83%	76.51%	3%	3%
Noninterest Bearing Deposits / Total Deposits	28.24%	28.54%	32.78%	-1%	-14%
Leverage Ratio	11.25%	11.18%	10.60%	1%	6%

(1) As restated, see Note 2 in the Company’s Form 10-K for the year ended December 31, 2004.